UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14C INFORMATION

INFORMATION STATEMENT PURSUANT TO SECTION 14C OF THE

SECURITIES EXCHANGE ACT OF 1934

[X] Filed by the Registrant [ ] Filed by a Party other than the Registrant

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[X] Preliminary Information Statement

[ ] Definitive Information Statement Only

[ ] Confidential, for Use of the Commission (as permitted by Rule 14c)

HALTON UNIVERSAL BRANDS, INC.

(Name of Registrant as Specified In Its Charter)

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HALTON UNIVERSAL BRANDS, INC.

600 Brickell World Plaza, Suite 1775

Miami, FL 33132

To the Stockholders of Halton Universal Brands, Inc.:

On November 4, 2014, our Board of Directors adopted a resolution to amend our Articles of Incorporation to change our name to "World Media & Technology Corp." (the “Amendment"). Such action is described in more detail in the attached Information Statement.

On or about November 5, 2014, the holders of approximately 99% of our common stock approved the Amendment by written consent.

This Information Statement is being sent to you for informational purposes only. We are not asking for a proxy or vote on any of the matters described therein. However, we encourage you to read the Information Statement carefully.

Sincerely,

/s/ Fabio Galdi ----------------------------------- Fabio Galdi, Chief Executive Officer

Miami, Florida

November 10, 2014

HALTON UNIVERSAL BRANDS, INC.

 600 Brickell World Plaza, Suite 1775

Miami, FL 33132

INFORMATION STATEMENT

AND

NOTICE OF ACTION TAKEN WITHOUT A MEETING

This Information Statement and Notice of Action Taken Without a Meeting is being furnished by the Board of Directors (the "Board") of Halton Universal Brands, Inc. (the "Company," "we", "our" or "us") to the holders of our common stock, $0.001 par value per share (the "common stock") at November 5, 2014 (the "Record Date") in connection with the filing of the Amendment to the Articles of Incorporation (the "Amendment"), in the form attached hereto as Annex A, which will change the name of the Company from Halton Universal Brands, Inc. to World Media & Technology Corp.

Pursuant to Section 78.320 of the Nevada Revised Statutes (the "NRS"), any action that may be taken at any annual or special meeting of the stockholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Under federal law these proposals may not be effected until at least twenty (20) days after this Information Statement has first been sent to our stockholders, at which time, we intend to file the Amendment with the Nevada Secretary of State.

Our Board obtained the required approval for the Amendment by means of a written consent of stockholders effective on or about November 5, 2014. A meeting to approve the Amendment is therefore unnecessary, and our Board decided to forego the expense of having one.

WE ARE NOT ASKING YOU FOR A PROXY AND

YOU ARE REQUESTED NOT TO SEND US A PROXY

This Information Statement is first being mailed on or about November 10, 2014, to the holders of our outstanding common stock as of the Record Date.

ABOUT THE INFORMATION STATEMENT

GENERAL

The Company will pay all costs associated with the distribution of this Information Statement, including the costs of printing and mailing. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending this Information Statement to the beneficial owners of the Company's common stock.

The Company will only deliver one Information Statement to multiple security holders sharing an address unless the Company has received contrary instructions from one or more of the security holders. Upon written or oral request, the Company will promptly deliver a separate copy of this Information Statement and any future annual reports and information statements to any security holder at a shared address to which a single copy of this Information Statement was delivered, or deliver a single copy of this Information Statement and any future annual reports and information statements to any security holder or holders sharing an address to which multiple copies are now delivered. You should direct any such requests to the following address:

Halton Universal Brands, Inc.

600 Brickell World Plaza, Suite 1775

Miami, FL 33132

Phone: (347) 717-4966

WHAT IS THE PURPOSE OF THE INFORMATION STATEMENT?

This information statement is being furnished to you pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), to notify the Company's stockholders as of the close of business on the Record Date of the approval of the Amendment. One stockholder holding 99% of the Company's outstanding common stock has consented to the Amendment and the Plan pursuant to a written consent effective on or about November 5, 2014.

WHO IS ENTITLED TO NOTICE?

Each outstanding share of common stock as of record on the close of business on the Record Date, which is November 5, 2014, will be entitled to notice of the approval of the Amendment. Under the NRS, all the activities requiring stockholders approval may be taken by obtaining the written consent and approval of more than 50% of the holders of voting stock in lieu of a meeting of the stockholders. No action by the minority stockholders in connection with the Amendment is required.

WHAT CONSTITUTES THE VOTING SHARES OF THE COMPANY?

The voting power entitled to vote on the proposals consists of the vote of the holders of a majority of the voting power of the common stock, each of whom is entitled to one vote per share. As of the record date, 15,220,000 shares of common stock were issued and outstanding.

WHAT VOTE IS REQUIRED TO APPROVE THE PROPOSALS?

The affirmative vote of a majority of the shares of our common stock outstanding on the Record Date is required for approval of the Amendment. The approval of such majority was obtained pursuant to a written consent effective on November 5, 2014.

OUTSTANDING SHARES AND VOTING RIGHTS

As of the Record Date, the Company's authorized capitalization consisted of 200,000,000 shares of common stock, of which 15,220,000 shares were issued and outstanding. Holders of common stock of the Company have no preemptive rights to acquire or subscribe to any of the additional shares of common stock. The following stockholder (holding the indicated number of shares) has voted in favor of the proposal:

Holder	Number of Shares	Percentage of Outstanding
World Assurance Group, Inc.	15,095,000	99%

Total	15,095,000	99%

Pursuant to Rule 14c-2 under the Exchange Act, the Amendment and the Plan will not be effected until a date at least twenty (20) days after the date on which this Information Statement has been mailed to the stockholders. The Amendment will become effective with the Secretary of State of the State of Nevada on the close of business on December 1, 2014. The Company has asked brokers and other custodians, nominees and fiduciaries to forward this Information Statement to the beneficial owners of the common stock held of record by such persons and will reimburse such persons for out-of-pocket expenses incurred in forwarding such material. This Information Statement will serve as written notice to stockholders pursuant to the NRS.

SECURITY OWNERSHIP OF DIRECTORS, MANAGEMENT AND PRINCIPAL STOCKHOLDERS

As of the Record Date, 15,220,000 shares of common stock were issued and outstanding and no shares of our preferred stock are issued or outstanding. Only holders of record of our voting stock at the close of business on the Record Date were entitled to participate in the written consent of Company stockholders. Each share of common stock was entitled to one (1) vote for each share of common stock held by such shareholder.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

As of the Record Date, 15,220,000 shares of common stock were outstanding and no shares of preferred stock were outstanding. The following table sets forth, as of such date, information with respect to shares beneficially owned by:

* each person who is known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock;

* each of our directors;

* each of our named executive officers; and all of our directors and executive officers as a group.

Beneficial ownership has been determined in accordance with Rule 13d-3 of the Exchange Act. Under this rule, shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire shares (for example, upon exercise of an option) within 60 days of the date of this table. In computing the percentage ownership of any person, the amount of shares includes the amount of shares beneficially owned by the person by reason of these acquisition rights. As a result, the percentage of outstanding shares of any person does not necessarily reflect the person's actual voting power. To our knowledge, except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them. Unless otherwise indicated, the business address of the individuals and entities listed is 600 Brickell World Plaza, Suite 1775, Miami, FL 33132.

Name and Address of Shareholder	Shares of Common Stock Beneficially Owned	Total Percentage of Voting Power
5% OR MORE SHAREHOLDERS

* World Assurance Group, Inc.	15,095,000	99%
600 Brickell World Plaza, Suite 1775
Miami, Florida 33132

OFFICER AND DIRECTORS (1)

* Fabio Galdi,	*	* %
Chief Executive Officer
Corp. Sec. and Director

Alfonso Galdi,	0	0%
Chief Financial Officer, Director

Alessandro Senatore,	0	0%
Chief Operating Officer, Director
Officers and Directors	*	* %
as a Group (4 total)

* Fabio Galdi beneficially owns the 15,095,000 shares owned by World Assurance Group, indirectly through World Payment Solutions Ltd. (WPS), a company of which Mr. Fabio Galdi has dispositive voting and investment control; WPS owns approximately 90% of World Assurance Group, Inc.

ACTION 1 -- APPROVAL OF AMENDED ARTICLES OF INCORPORATION TO
CHANGE THE COMPANY'S NAME

Effective on November 5, 2014, one stockholder holding 99% of the voting power of the Company's issued and outstanding common stock executed a written consent in lieu of meeting authorizing our stockholders to change the Company's name from Halton Universal Brands, Inc. to World Media & Technology Corp.

PURPOSE OF AMENDMENT

The Company has been known as "Halton Universal Brands, Inc." since its inception in October of 2010. The Company's principal business had been as a brokerage and brand consultancy firm specializing in product development, brand consultation, product launches and brokerage services for manufacturers of grocery, specialty food and health supplements.

In October of 2014 World Assurance Group, Inc. (WDAS) purchased a controlling interest in the Company, and one of WDAS’s subsidiaries licensed its ‘SPACE’ technology and other intellectual property to HNVB. HNVB intends to commercialize and sell the SPACE technology.

To better reflect the Company's emphasis on the new SPACE Technology business, the Board of Directors and stockholders elected to change the Company's name from "Halton Universal Brands, Inc." to "World Media & Technology Corp.".

GENERAL EFFECT OF AMENDMENT

Changing our name will not affect, in any way, the validity or transferability of currently outstanding stock certificates; however, our stockholders may be asked to surrender the stock certificates that they currently hold in exchange for certificates bearing our new name. The cost of changing our name will be immaterial. Upon the effectiveness of the Amendment with the Secretary of State of the State of Nevada on the close of business on December 1, 2014, the name change will be effective. The name under which we trade our common stock on the Over-the-Counter Bulletin Board and our trading symbol on such market will also change.

COMMON STOCK AND DIVIDEND POLICY

MARKET INFORMATION

Our common stock is traded in the over-the-counter market on the OTC Bulletin Board under the symbol HNVB. During the past 12 months the 52-week high price of our stock was $0.50 and 52-week low was $0.50. In connection with the name change, the Company will also be applying for a new trading symbol.

HOLDERS

As of November 5, 2014, 15,220,000 shares of the Company's common stock were held by approximately 34 holders of records.

DIVIDENDS

We have never paid any dividends, and we do not anticipate any stock or cash dividends, and we do not anticipate any stock or cash dividends on our common stock foreseeable future.

DISSENTERS' RIGHTS OF APPRAISAL

Pursuant to the NRS, no stockholder that objects to the Amendment will have any right to receive from us the fair value of his, her or its shares. The NRS provides that any provision of our Articles of Incorporation may be amended by approval of the Board and the affirmative written consent of the holders of a majority of the voting power of the outstanding shares entitled to vote thereon; provided that, any amendment that would adversely affect the rights of the holders of any class or series of capital stock must be approved by the holders of a majority of the shares of such class or series. The Amendment will be adopted by the holders of a majority of the shares entitled to vote thereon.

ADDITIONAL INFORMATION

The Company is subject to the informational filing requirements of the Exchange Act and, in accordance therewith, is required to file periodic reports, proxy statements and other information with the SEC relating to its business, financial condition and other matters. Such reports, proxy statements and other information can be inspected and copied at the public reference facility maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549-0213. Information regarding the public reference facilities may be obtained from the SEC by telephoning 1-800-SEC-0330. The Company's filings are also available to the public on the SEC's website (www.sec.gov). Copies of such materials may also be obtained by mail from the Office of Investor Education and Advocacy of the SEC at 100 F Street, N.E., Washington, D.C. 20549 at prescribed rates.

By Order of the Board of Directors,

/s/ Fabio Galdi ---------------------------------- Fabio Galdi, Chief Executive Officer

Miami, Florida

November 10, 2014

ANNEX A

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock

1.

Name of Corporation: HALTON UNIVERSAL BRANDS, INC.

2.

The articles have been changed as follows: Article I is amended to change the name of the corporation to the following: WORLD MEDIA & TECHNOLOGY CORP.

3.

The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is: 41,839,044 (99%).

4.

Effective date and time of filing: December 1, 2014

5.

Signature

/s/ Fabio Galdi, Chief Executive Officer -------------------------------------------------